SCHEDULE  14A
(Section 14(a))
                   INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[  ]  Preliminary Proxy Statement         [   ] Confidential, for Use of the
      Commission Only
                                          (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                             SPACEHAB, INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:
                         Common Stock (no par value)
--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

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(3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

[  ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of this filing.

(1)   Amount Previously Paid:

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(2)    Form, Schedule or Registration Statement No.:

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(4)   Date Filed:
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

                                      LOGO




                                                September  23, 1998


      Dear Stockholder:

            You are cordially invited to attend the 1998 Annual Meeting of Stockholders of SPACEHAB, Incorporated (the "Company") to be held at 1595 Spring Hill Road, Vienna, Virginia on October 20, 1998 at 10:00 a.m. Information about the meeting, the nominees for directors and the proposals to be considered is presented in the Notice of Annual Meeting and the Proxy Statement on the following pages.

            At the meeting, you will be asked (i) to elect 12 directors to the Company's Board of Directors, each for a one-year term expiring at the 1999 Annual Meeting of Stockholders and (ii) to ratify the appointment of KPMG Peat Marwick LLP as independent public accountants for the Company. The Board of Directors has unanimously approved these proposals and we urge you to vote in favor of these proposals and such other matters as may be submitted to you for a vote at the meeting.

            Your participation in SPACEHAB's affairs is important, regardless of the number of shares you hold. To ensure your representation at the meeting, even if you anticipate attending in person, we urge you to mark, sign, date and return the enclosed proxy card promptly. If you attend, you will, of course, be entitled to vote in person.

            Thank you for your assistance in returning your proxy card promptly.



                                      Sincerely,

                                      /s/ Shelley A. Harrison

                                      DR. SHELLEY A. HARRISON
                                      Chairman and Chief Executive Officer

                                      LOGO


                NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of SPACEHAB, Incorporated:

            The 1998 Annual Meeting of Stockholders (the "Annual Meeting") of SPACEHAB, Incorporated (the "Company") will be held at 1595 Spring Hill Road, Vienna, Virginia on October 20, 1998 at 10:00 a.m., for the following purposes:

            1. To elect 12 directors to the Company's Board of Directors, each to hold office until their successors are elected at the 1999 Annual Meeting of Stockholders;

            2. To ratify the appointment of KPMG Peat Marwick LLP as independent public accountants for the Company; and

            3. To transact such other business as may properly come before the meeting and any adjournment thereof.

            A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Annual Report of the Company for the fiscal year ended June 30, 1998 also accompanies this Notice.

            The Board of Directors has fixed the close of business on September 4, 1998 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

                                      By  Order  of  the   Board  of Directors,

                                        /s/ William S. Dawson
                                      William S. Dawson
                                      Corporate Secretary

Vienna, Virginia
September 23, 1998
                             YOUR VOTE IS IMPORTANT

              PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD
          AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR
                 NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

                             SPACEHAB, Incorporated
                              1595 Spring Hill Road
                                    Suite 360
                             Vienna, Virginia 22182



                                 PROXY STATEMENT



                               GENERAL INFORMATION


            This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of SPACEHAB, Incorporated, a Washington corporation ("SPACEHAB" or the "Company"), of proxies to be voted at the 1998 Annual Meeting of Stockholders on October 20, 1998 (the "Annual Meeting"). This Proxy Statement, the accompanying proxy card and Annual Report to Stockholders are first being mailed to stockholders on or about September 24, 1998.

Voting Securities

            The Board of Directors has fixed the close of business on September 4, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date the Company had outstanding 11,168,161 shares of common stock, no par value per share (the "Common Stock"). Holders of Common Stock are entitled to notice of and to one vote per share of Common Stock owned as of the Record Date at the Annual Meeting.

Proxies
            Dr. Shelley A. Harrison and William S. Dawson, are named as proxies on the proxy card accompanying this Proxy Statement. Dr. Harrison is Chairman of the Board of Directors and Chief Executive Officer and Mr. Dawson is General Counsel and Corporate Secretary. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

Voting of Proxies

            Because many SPACEHAB stockholders are unable to attend the Company's Annual Meeting, the Board of Directors solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the meeting and set forth in this Proxy Statement. Stockholders are urged to read carefully the material in this Proxy Statement, specify their choice on each matter by marking the appropriate boxes on the enclosed proxy card, and sign, date and return the card in the enclosed stamped envelope.

            If no choice is specified and the card is properly signed and returned, the shares will be voted by the persons named as proxies in accordance with the recommendations of the Board of Directors contained in this Proxy Statement.

Quorum; Method of Tabulation

            The holders of at least one-half of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, if represented in person or by proxy, will constitute a quorum at the Annual Meeting. Under applicable law and the Company's Articles of Incorporation and By-laws, and assuming that a quorum is present, in the election of directors, the persons elected will be the persons receiving the greatest number of votes, up to the number of directors to be elected, of the stockholders present in person or by proxy and entitled to vote thereon; provided that no stockholder shall be allowed to cumulate his votes. At the Annual Meeting, the vote of a majority in interest of the stockholders present in person or by proxy and entitled to vote thereon is required to ratify the appointment of KPMG Peat Marwick LLP as the independent public accountants of the Company's financial statements for the fiscal year ending June 30, 1999.

            One or more inspectors of election appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

            A Board of 12 directors will be elected at the Annual Meeting. All directors hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. The Company's Articles of Incorporation authorize the Board of Directors from time to time to determine the number of its members. Vacancies in unexpired terms and any additional positions created by board action may be filled by action of the existing Board of Directors.

            The nominees for whom the enclosed proxy is intended to be voted are set forth below. It is contemplated that all nominees will be available for election, but if one or more is not, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors unless the stockholder has directed otherwise.

Nominees for Election as Directors:

Hironori Aihara

            Mr. Aihara (age 60) has served as a director of the Company since April 1992. Mr. Aihara is currently Executive Vice President of Mitsubishi Corporation, a position he assumed in April 1998. Since 1994 he has served as group executive to the Information Systems and Services Group, overseeing the company's activities in the aerospace, telecommunications, multimedia and computer sectors. He has also been a director of Mitsubishi Corporation since 1992. Prior responsibilities include a four-year term as General Manager of the Aerospace Division, responsible for all of the company's aerospace activities. He also spent six years working at the New York headquarters of Mitsubishi International Corporation, the U.S. arm of Mitsubishi Corporation. From September 1995 through May 1998 Mr. Aihara served as a special member of the
Space  Activities  Commission,  the  highest  level  body  within  the  Japanese government overseeing space activities, on the Sub-Committee for Space Environment Utilization to help develop a new long range plan for Japanese space activities.

Robert A. Citron

            Mr. Citron (age 65) founded SPACEHAB in 1983 and was its Chairman of the Board of Directors, President and Chief Executive Officer from 1983 to 1987. Mr. Citron is the co-founder of Kistler Aerospace Corporation, a Seattle-based space technology company and Executive Director of the Foundation for the Future of Bellevue, Washington.

Dr. Edward E. David, Jr.

            Dr. David (age 73) has served as a director of the Company since August 1993. Dr. David is currently the President of Edward E. David, Inc., advisors to industry, government and academia on technology, research and innovation. Dr. David was Science Advisor to President Nixon and Director of the White House Office of Science and Technology from 1970 to 1973. He has also served as President of Exxon Research and Engineering Company from 1977 to 1986, and as Executive Director of Bell Telephone Laboratories from 1950 to 1970. Dr. David is also a director of Aqua Search, Intermagnetics General Corp., Medjet, Protein Polymer Technologies Inc., International Media Research Foundation, Inter-Vu, and Kenan Systems Corporation. Mr. David is also Vice-President and Principal of the Washington Advisory Group.

Dr. Shelley A. Harrison

            Dr. Harrison (age 55) has served as the Company's Chief Executive Officer since April 1996, Chairman of the Board of Directors since August 1993 and has been a member of the Company's Board of Directors since 1987. Dr. Harrison was a Member of Technical Staff at Bell Telephone Laboratories and a Professor of Electrical Sciences at the State University of New York at Stony Brook. In 1973, Dr. Harrison co-founded Symbol Technologies Inc., the world's leading provider of bar-code laser scanners and portable terminals, where he served as Chairman and Chief Executive Officer until 1982. As President of Harrison Enterprises from 1982 to 1986, he managed venture financings and technology start-ups. Since 1987, Dr. Harrison has been a managing general partner of a high technology venture capital fund, Poly Ventures, L.P. ("Poly Ventures"). Dr. Harrison is also a director of NetManage, Inc., Asymetrix Learning Systems, Inc., Globecomm Systems Inc. and several privately held high technology portfolio companies.

Dr. Shi H. Huang

            Dr. Huang (age 72) has served as a director of the Company since July 1990. Dr. Huang is the Chairman of the Board of Chinfon Global Corp., a Republic of China on Taiwan-based conglomerate, which operates 34 affiliated companies in such fields as automobile/motorcycle manufacturing, banking, and trading. Since 1989, Dr. Huang has also served as the Chairman of SPACEHAB Taiwan, Inc., a corporation organized as an investment vehicle for certain
Company investors from the Republic of China. Except for its ownership of Common Stock, SPACEHAB Taiwan, Inc. has no other affiliation with the Company.

Chester M. Lee

            Mr. Lee (age 79) has served as a director of the Company since October 1996, and served as President of the Company from April 1996 until January 1998. Prior to assuming his position as President, Mr. Lee served as the Company's Vice President-Operations beginning in November 1987. Mr. Lee is currently Chairman of ASTROTECH Space Operations, Inc., a subsidiary of the
Company and Special Advisor to SPACEHAB's Chief Executive Officer. Before joining SPACEHAB, Mr. Lee worked for NASA for 23 years. His last position at NASA was Assistant Associate Administrator for Policy, Planning, and Department of Defense-Affairs in the Office of Space Flight at NASA. While working at NASA, Mr. Lee held various other senior positions, including Director of Shuttle Customer Services Division, Director of Space Transportation Utilization Division, Director of Space Transportation Systems Operations, Program Director of the Apollo/Soyuz Project, and Apollo Mission Director for Apollo flights 12 through 17 to the moon.

Gordon S. Macklin

            Mr. Macklin (age 70) has served as a director of the Company since October 1996. Mr. Macklin was Chairman of White River Corporation from 1993-1998. From 1987 to 1992, he was Chairman of Hambrecht & Quist, LLC. Mr. Macklin served as President of the National Association of Securities Dealers, Inc. from 1970 to 1987. Mr. Macklin is a director, trustee, or managing general partner, as the case may be, of 49 of the investment companies in the Franklin/Templeton Group, and a director of Fund American Enterprises Holdings, Inc., MCI Communications Corporation, MedImmune, Inc. (biotechnology), and Real 3-D (software).

Dr. Brad M. Meslin

            Dr. Meslin (age 39) has served as a director of the Company since April 1985 and as a Vice President of the Company from December 1984 to April 1985. Since 1984, Dr. Meslin has served as Managing Director of CSP Associates, Inc., an international aerospace and defense management consulting firm.

Dr. Udo Pollvogt

            Dr. Pollvogt (age 60) has served as a director of the Company since August 1993. Dr. Pollvogt is currently Executive Vice President for Government Relations of Daimler-Benz Aerospace. Prior to that, he was the President of the Space Infrastructure Division of Deutsche Aerospace AG from 1991 to 1995 and Vice President of the Columbus Program of MBB-ERNO Raumfahrnechnik GmbH, an aerospace corporation, from 1990 to 1991.

Alvin L. Reeser

            Mr. Reeser (age 70) has served as a director of the Company since August 1991. Mr. Reeser was President and Chief Executive Officer of SPACEHAB from August 1991 until his retirement in October 1994. Prior to joining SPACEHAB, Mr. Reeser was the Executive Vice President and General Manager of USBI Co., an aerospace corporation, from March 1987 to August 1991.

James R. Thompson

            Mr. Thompson (age 62) has served as a director of the Company since August 1993. Mr. Thompson is a director, Executive Vice President and General Manager of the Launch Systems Group of Orbital Sciences Corporation ("Orbital Sciences"), which he joined following his service as NASA's Deputy Administrator from 1989 to 1991. Prior to that time, Mr. Thompson served as Director of the Marshall Spaceflight Center in Huntsville, Alabama from September 1986 to July 1989. Mr. Thompson is also a director of Nichols Research Corporation.

Giuseppe Viriglio

            Mr. Viriglio (age 51) has served as a director of the Company since November 1997. Mr. Viriglio is the Chief Executive Officer of Alenia Spazio, S.p.A ("Alenia Spazio"). Prior to assuming his duties as Chief Executive Officer of Alenia Spazio, Mr. Viriglio was its Deputy General Manager from 1991-1994 and its General Manager in 1994 and 1995.

Stockholder Agreements

            Four stockholders of the Company have entered into separate letter agreements in which each agreed to vote its shares of Common Stock to elect the nominee proposed by Mitsubishi Corporation. Mr. Aihara is such nominee.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

The Board of Directors and its Committees

Board Meetings

            In fiscal year 1998, there were three meetings of the Board of Directors (including regularly scheduled and special meetings). During fiscal year 1998, each of the following three directors of the Company participated in fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees thereof on which he served: Hironori Aihara, Dr. Shi H. Huang and Giuseppe Viriglio.

Committees of the Board of Directors

            The Committees of the Board of Directors consist of the Executive Committee, the Audit Committee and the Compensation Committee. The Board of Directors does not have a Nominating Committee. Information concerning the committees is set forth below.

            The Executive Committee is responsible for all matters which arise between regular meetings of the Board of Directors and has all the powers and authority of the Board, except as such powers and authority may be limited by the Company's by-laws or applicable statutes. The Executive Committee currently consists of Dr. Harrison (Chairman), Mr. Lee, Mr. Macklin, Dr. Meslin, Mr. Reeser and Mr. Thompson. During fiscal 1998, the Executive Committee met ten times.


            The Audit Committee recommends the appointment of a firm of independent public accountants to audit the Company's financial statements, as well as oversees the performance, and reviews the scope, of the audit performed by the Company's independent accountants. The Audit Committee also reviews audit plans and procedures, changes in accounting policies and the use of the independent accountants for non-audit services. The Audit Committee currently consists of Mr. Macklin (Chairman), Dr. Meslin and Mr. Thompson. During fiscal 1998, the Audit Committee met once.

            The Compensation Committee determines the compensation and benefits of all officers of the Company and establishes general policies relating to compensation and benefits of employees of the Company. The
Compensation Committee is also responsible for administering the Company's Stock Incentive Plan, the Director's Plan and the 1997 Employee Stock Purchase Plan in accordance with the terms and conditions set forth therein. The Compensation Committee currently consists of Mr. Thompson (Chairman), Dr. David and Dr. Harrison. During fiscal 1998, the Compensation Committee met three times.


Compensation Committee Interlocks and Insider Participation

            Dr. Harrison, the Company's Chairman and Chief Executive Officer, is a member of the Compensation Committee.

Director Compensation

            The Company pays each non-employee director a $10,000 annual retainer to serve on the Board of Directors and a fee of $500 per day for each meeting attended. In addition, all directors are reimbursed for expenses incurred in connection with their attendance at meetings. The Company also has the Directors' Plan pursuant to which each member of the Board of Directors who is not an employee of the Company, who is elected or continues as a member of the Board of Directors, is entitled to receive annually options to purchase 5,000 shares of Common Stock at an exercise price equal to fair market value; provided, however, that no director may receive under the Directors' Plan, as currently in effect, options to purchase an aggregate of more than 25,000 shares of Common Stock. In October 1997 the non-employee directors received a one-time grant of 10,000 options.

Executive Officers Who Are Not Nominees

            Set forth below is a summary of the background and business experience of the executive officers of the Company who are not nominees for director.

David A. Rossi

            Mr. Rossi (age 41) has served as the Company's President since January 1998. Mr. Rossi was Senior Vice President-Business Development from February 1991 through January 1998. Prior to joining the Company, Mr. Rossi held several positions at Orbital Sciences, a publicly held space technology company, including Director of Business Development.

Margaret E. Grayson

            Ms.  Grayson (age 51) has served as the  Company's  Chief  Financial
Officer since September 1994 and as the Company's Treasurer since September 1995. Prior to joining the Company, Ms. Grayson served as Chief Financial Officer of CD Radio, Inc., a satellite-based mobile customized radio service, from September 1993 to September 1994, and Vice President of Finance and Treasurer of Standard Technology, Inc., a systems integrator and manufacturer, from August 1990 to September 1993.

John M. Lounge

            Mr. Lounge (age 52) has served as the Company's Vice President-Flight Systems Development since 1996. Prior to assuming his current responsibilities, Mr. Lounge served as the Company's Mir Program Manager since August 1995 and served as the Company's Director of Flight Operations since June 1991. Prior to joining the Company, Mr. Lounge was an astronaut and flew on three Space Shuttle missions. Prior to joining NASA in 1978, Mr. Lounge served nine years of active duty in the U.S. Navy in a variety of assignments, including flying 100 combat missions in Southeast Asia as a Naval Flight Officer in the F4 Phantom.


M. Dale Steffey

            Mr. Steffey (age 63) has served as the Company's Vice President-Engineering and Integration since September 1995 and manager of the Company's payload processing facility since July 1991. From 1957 to 1991, Mr. Steffey held numerous senior executive positions with McDonnell Douglas, including Delta Launch Director, Delta Base Manager, Spacelab Program Manager, Director of Huntsville Operations, Director of Space Station Ground Operations, and Vice President-Deputy General Manager of Kennedy Space Center Operations.

George Baker

            Mr. Baker (age 53) is President of ASTROTECH Space Operations, and a Vice President of SPACEHAB. SPACEHAB acquired ASTROTECH Space Operations in 1997. Mr. Baker has been with ASTROTECH since 1984, following a 20-year career at NASA where he was involved with the Delta and Space Shuttle launch programs.

Michael Kearney

            Mr. Kearney (age 54) has served as the Company's Vice President for Marketing and Sales since January 1998. Previously, Mr. Kearney was Vice President for Business Development, a position he held since joining the Company in 1994. From 1991 through 1994 he held several positions at McDonnell Douglas. Prior to that Mr. Kearney served for 25 years as a U.S. Navy Aeronautical Engineering Officer. Mr. Kearney flew Navy fighter aircraft both in combat and in a production acceptance role.

William S. Dawson

            Mr. Dawson (age 43) has served as the Company's General Counsel since April 1996 and as the Company's Secretary since January 1997. Prior to joining the Company, Mr. Dawson practiced corporate and government contract law in the Washington D.C. office of the national law firm of Seyfarth, Shaw, Fairweather and Geraldson, and from January 1992 to March 1996 served as Deputy General Counsel of Government Technology Services, Inc., the largest reseller of computer products to the Federal government.

W.T. Short

            Mr. Short (age 65) is President of Johnson Engineering Corporation ("JE") and a Vice President of SPACEHAB. JE became a wholly owned subsidiary of SPACEHAB on July 1, 1998. Mr. Short has been the President, Chief Operating Officer and one of the principal owners of JE since November 1994. He began his career in the aerospace industry in 1959 after serving for three years as a pilot in the USAF. He was a senior manager for North American Aviation on the Apollo Program, a division Vice President with Rockwell International in the early days of the Space Shuttle Program, and has been the President and owner of several successful engineering service companies.

               PROPOSAL 2 - APPOINTMENT OF INDEPENDENT AUDITORS

            The Audit Committee of the Board of Directors has approved the appointment of KPMG Peat Marwick LLP as independent public accountants for fiscal 1999, subject to stockholder ratification. The Audit Committee, in arriving at its recommendation to the Board, reviewed the performance of KPMG Peat Marwick LLP in prior years as well as the firm's reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with KPMG Peat Marwick LLP in these respects.

            KPMG Peat Marwick LLP has served as the Company's independent auditor since 1985. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have the opportunity to make such statements as they may desire. They are also expected to be available to respond to appropriate questions from the stockholders present.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1999.

Security Ownership of Certain Beneficial Owners and Management

            The following table sets forth at June 30, 1998, certain information regarding the beneficial ownership of Common Stock held by (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock, (ii) each of the Company's directors and director nominees, (iii) the Named Executive Officers and (iv) all directors and executive officers of the Company as a group:

                    Beneficial Ownership
                                               Amount and Nature of
                                                     Beneficial      Percentage
                                                     Ownership       of Class(1)

Name and Address of Beneficial Owners:
Zesiger Capital Group LLC........................   1,226,456(2)         11.0%
State of Wisconsin Investment Board..............   1,087,000(3)          9.7%
Franklin Resources Inc...........................   1,018,340(4)          8.8%
Pecks Management Partners, Ltd...................     917,425(5)          7.6%
SPACEHAB Taiwan, Inc.............................     791,666(6)          7.1%
Mitsubishi Corporation...........................     614,582(7)          5.5%
Non-Employee Directors:
Hironori Aihara..................................       4,166(8)           *
Robert A. Citron.................................      59,166(9)           *
Dr. Edward E. David, Jr..........................      10,166(10)          *
Dr. Shi H. Huang.................................     129,851(11)         1.1%
Gordon S. Macklin................................      50,000(12)          *
Dr. Brad M. Meslin...............................      64,091(13)          *
Dr. Udo Pollvogt.................................       9,166(14)          *
Alvin L. Reeser..................................      88,291(15)          *
James R. Thompson................................      14,166(16)          *
Giuseppe Viriglio................................           0(17)          *
Named Executive Officers:
Dr. Shelley A. Harrison..........................     642,305(18)         5.5%
Chester M. Lee...................................     208,453(19)         1.8%
David A. Rossi...................................      77,669(20)          *
Margaret E. Grayson..............................      47,890(21)          *
John M. Lounge...................................      67,408(22)          *
M. Dale Steffey..................................      63,652(23)          *
All Directors and Executive Officers
    as a Group (19 persons)......................   2,366,074            19.1%
----------
* Indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock

(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934 (the "Exchange Act"). Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed. As of June 30, 1998, the Company had 11,168,16133 shares of Common Stock outstanding.

(2) Represents 1,266,456 shares of Common Stock held by Zesiger Capital Group LLC ("ZCG") in discretionary accounts for the benefit of its clients. ZCG disclaims beneficial ownership of all shares of Common Stock held by it. ZCG's address is 320 Park Avenue, New York, New York 10022.

(3) Includes an aggregate of 1,087,000 shares of Common Stock held by State of Wisconsin Investment Board in discretionary accounts for the benefit of its clients. Its address is P.O. Box 7842, Madison, Wisconsin 53707.

(4) Includes 440,340 shares of Common Stock that would result upon the conversion of 6,000,000 Convertible Bond Units held by Franklin Advisory Services, Inc. and Franklin Advisors, Inc., subsidiaries of Franklin Resources, Inc. ("FRI"). FRI disclaims beneficial ownership of all shares of Common Stock and Convertible Bond Units held by it. FRI's address is 777 Mariners Island Blvd., P.O. Box 7777, San Mateo, CA 94403.

(5) Represents 917,425 shares of Common Stock that would result upon the conversion of 12,500,000 Convertible Bond Units held in Peck Management Partners, Ltd. ("PMP") accounts for the benefit of investment advisory clients. PMP's address is One Rockefeller Plaza, Suite 900, New York, NY 10020.

(6) Except for its ownership of shares of Common Stock, SPACEHAB Taiwan, Inc. has no other affiliation with the Company. Its address is 14th Floor No. 180, Chang-Shiao E. Road, Sec. 4, Taipei, Taiwan, R.O.C.

(7) Represents 614,582 shares of Common Stock beneficially owned by Mitsubishi Corporation and its affiliates. The address of Mitsubishi Corporation is 3-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo, Japan.

(8) Represents options to purchase 4,166 shares of Common Stock. Excludes 614,582 shares of Common Stock held by Mitsubishi Corporation and its affiliates. Mr. Aihara is currently Executive Vice President of Mitsubishi Corporation. Mr. Aihara disclaims beneficial ownership of all shares of Common Stock held by Mitsubishi Corporation and its affiliates.

(9)    Includes options to purchase 5,000 shares of Common Stock.

(10)   Includes options to purchase 9,166 shares of Common Stock.

(11) Includes (i) options to purchase 9,166 shares of Common Stock and (ii) 120,019 shares of Common stock held by Chinfon Global Corp., of which Dr. Huang is the Chairman of the Board and retains investment and voting power with respect to such securities. Excludes 791,666 shares of Common Stock held by SPACEHAB Taiwan, Inc., of which Dr. Huang is Chairman and shares voting and investment power with respect to such shares of Common Stock.

(12) Represents (i) 25,000 shares of Common Stock held in the Gordon S. Macklin Family Trust, and (ii) options to purchase 25,000 shares of Common Stock.

(13) Represents (i) 23,335 shares of Common Stock; (ii) 1,537 shares of Common Stock held in the CSP Associates, Inc. ("CSP") Profit Sharing Plan & Trust for the benefit of Dr. Meslin; (iii) 11,678 shares of Common Stock held by CSP, of which Dr. Meslin is the managing director; (iv) warrants to purchase 18,375 shares of Common Stock; and (v) options to purchase 9,166 shares of Common Stock.

(14)   Includes options to purchase 9,166 shares of Common Stock.

(15)   Includes options to purchase 87,291 shares of Common Stock.

(16)   Represent options to purchase 9,166 shares of Common Stock.

(17) Excludes 145,000 shares of Common Stock held by Alenia Spazio, for whom Mr. Viriglio serves as CEO. Mr. Viriglio disclaims beneficial ownership of all shares of Common Stock held by Alenia Spazio.

(18) Includes (i) 14,338 shares of Common Stock; (ii) options to purchase 474,844 shares of Common Stock; (iii) options held by Poly Ventures Associates, Inc. to purchase 70,832 shares of Common Stock; and (iv) 82,291 shares of Common Stock held by Harrison Enterprises, Inc., of which Dr. Harrison is a director and officer and retains sole voting and investment power with respect to such shares.

(19) Includes options to purchase 204,856 shares of Common Stock and 742 shares of Common Stock purchased through the Company's 1997 Employee Stock Purchase Plan.

(20) Includes options to purchase 66,820 shares of Common Stock and 849 shares of Common Stock purchased through the Company's 1997 Employee Stock Purchase Plan.

(21) Includes options to purchase 46,193 shares of Common Stock and 697 shares of Common Stock purchased through the Company's 1997 Employee Stock Purchase Plan.

(22) Includes options to purchase 64,014 shares of Common Stock and 1,394 shares of Common Stock purchased through the Company's 1997 Employee Stock Purchase Plan.

(23)   Includes options to purchase 62,652 shares of Common Stock.


Executive Compensation
                           Summary Compensation Table

            The following table summarizes the compensation paid by the Company for the last three fiscal years to its Chief Executive Officer and the Company's five other most highly compensated executive officers other than the Chief Executive Officer (collectively, the "Named Executive Officers").


                               ANNUAL COMPENSATION
                                                      LONG-TERM
                                                     COMPENSATION
--------------------------------------------------------------------------------
                                                      Securities     Other
       Name and        Fiscal     Salary ($) Bonus($) Underlying     Annual
  Principal Position      Year                        Options/SARsComp. ($)(1)
--------------------------------------------------------------------------------

Dr. Shelley A. Harrison   1998     281,250   160,000    91,000         --
  Chairman and Chief      1997     264,107   116,875   322,700         --
  Executive Officer(2)    1996(3)    8,546    35,117  420,000     125,685(4)


Chester M. Lee            1998     189,377     67,016   31,000         --
  Chairman-Astrotech(5)   1997     200,000     75,000  186,865         --
                          1996(3)  109,375     31,945  110,416         --


David A. Rossi(7)         1998     188,075     94,000   11,000         --
  President               1997     159,167     40,000   82,863         --
                          1996(3)  112,500     32,625   29,166         --


M. Dale Steffey           1998     170,267    51,360    11,000         --
  Vice President -        1997     157,083    40,000    65,364     53,422(6)
  Engineering             1996(3)  108,800    28,638      --           --
  and Integration

John M. Lounge            1998     170,267    61,360    11,000         --
  Vice President -        1997     160,000    40,000    63,383         --
  Flight                  1996(3)    98,059   28,638    25,000         --
  Systems Development

Margaret E. Grayson       1998     170,267    51,360    11,000         --
  Vice President of       1997     157,083    57,450    65,000         --
  Finance(CFO), Treasurer 1996(3)    93,750   28,638      --           --
  and Assistant Secretary
----------

(1) Except as indicated, no executive named in the above table received Other Annual Compensation in an amount in excess of the lesser of either $50,000 or 10% of the total of salary and bonus reported for him or her in the two preceding columns.

(2) Dr. Harrison assumed the position of Chief Executive Officer on April 10, 1996.

(3) Fiscal year 1996 compensation figures are for a short fiscal year, from October 1, 1995 through June 30, 1996.

(4) Represents the amount paid by the Company to Poly Ventures Associates, L.P. for Dr. Harrison's services to the Company for the period from October 1, 1995 to June 18, 1996. Harrison is a general partner of Poly Ventures Associates, L.P.

(5) Mr. Lee assumed the position of Chairman-Astrotech on January 15, 1998. Prior to such date Mr. Lee served as the President from April 10, 1996 through January 14, 1998. Prior to that Mr. Lee served as the Company's Vice President - Operations.

(6)    Represents payout for accrued vacation paid March 17, 1997

(7) Mr. Rossi assumed the position of President on January 15, 1998. Prior to such date Mr. Rossi served as the Senior Vice President Business Development.


Option Grants in Fiscal 1997

            The following table sets forth information relating to the grant of stock options by the Company during fiscal year 1998 to the Named Executive Officers under the Company's Stock Incentive Plan. The Company did not grant any stock appreciation rights ("SARs") in fiscal year 1998.

                                Individual Grants


                            % of Total                    Potential Realizable
                   Number    Options    Exercise            Value at Assumed
                   of       Granted to   Price                Annual Rates of
                Securities  Employees     Per   Expiration    Stock Price
   Name         Underlying    Fiscal     Share     Date     Appreciation For
                 Options       1998      ($/sh)              Option Term(1)
                     (#)
                                                                  5%         10%

Dr. Shelley A.     91,000(2)   35.3%     11.000    (2)     $444,439  $1,056,509
Harrison

Chester M. Lee     31,000(3)   12.0%     11.000    (4)     $151,402   $359,910

David A. Rossi     11,000(5)   4.3%      11.000    (4)     $ 53,723   $127,710

John M. Lounge     11,000(5)   4.3%      11.000    (4)     $ 53,723   $127,710

Margaret E.        11,000(5)   4.3%      11.000    (4)     $ 53,723   $127,710
Grayson

M. Dale Steffey    11,000(5)   4.3%      11.000    (4)     $ 53,723   $127,710

----------

(1) The indicated dollar amounts are the result of calculations based on the exercise price of the options and assume five and ten percent appreciation rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(2) Represents 31,000 options which vest ratably over a four-year period commencing on October 21, 1998 and expire ratably over a four-year period commencing October 21, 2004. Represents 60,000 options which vest on October 21, 1997 and expire on October 21, 2002.

(3) Represents 31,000 options which vest ratably over a four-year period commencing on October 21, 1998.

(4) The options expire ratably over a four-year period commencing October 21, 2004.

(5) Represents 11,000 options which vest ratably over a four-year period commencing on October 21, 1998.


Aggregated Option Exercises in Fiscal 1998 and Fiscal Year End Values

            The following table sets forth the number of shares covered by stock options held by the Named Executive Officers at June 30, 1998, and also shows the value of "in-the-money" options (market price of the Company's stock less the exercise price) at that date. Except as listed in the table, no other Named Executive Officer exercised any Company stock options or beneficially owned unexercised Company stock options.

                           Number of Securities        Value of Unexercised
                          Underlying Unexercised      In-the-Money Options at
                         Options at June 30, 1998        June 30, 1998(1)
                                   (#)                          ($)
         Name           Exercisable  Unexercisable   Exercisable  Unexercisable

Dr. Shelley A. Harrison   467,094        54,250      $1,547,488     $ 79,833

Chester M. Lee            197,106        70,525       $ 710,089     $160,198

David A. Rossi             64,070        53,462       $ 193,313     $197,308

John M. Lounge             64,014         35,368       $ 192,052     $126,522

Margaret E. Grayson        43,443         44,525       $ 149,222     $153,136

M. Dale Steffey            62,652         27,711       $ 185,931     $ 88,712

----------

(1) Based on the difference between the closing market price on June 30, 1998 for the Common Stock, which was $11.563 per share, and the option exercise price. The above valuations may not reflect the actual value of unexercised options, as the value of unexercised options will fluctuate with market activity.

Employment Agreements

            On April 1, 1997, the Company entered into an employment agreement with Dr. Harrison (the "Harrison Employment Agreement"). The Harrison Employment Agreement provides that Dr. Harrison will serve the Company as Chief Executive Officer for a term of three years, subject to earlier termination as provided in the Harrison Employment Agreement. The Harrison Employment Agreement sets forth a minimum base salary for Dr. Harrison of $275,000, $300,000 and $325,000 for the first year, second year and third year, respectively, of the Harrison Employment Agreement. Dr. Harrison is entitled to participate in the employee benefit plans of the Company and is eligible for the grant of stock options, in the sole discretion of the Compensation Committee, under the Company's Stock Incentive Plan. In addition, pursuant to the Harrison Employment Agreement, the Company agreed to grant 60,000 additional options to Dr. Harrison in October 1997. The Harrison Employment Agreement includes provisions that are effective upon termination of employment of Dr. Harrison under certain circumstances. Pursuant to the Harrison Employment Agreement, Dr. Harrison is entitled to continuation of his base salary and medical coverage and certain other benefits for eighteen months following a termination of employment by the Company other than for "cause" or a "material breach" (each as defined in the Harrison
Employment Agreement). On January 15, 1998 the Company amended the Harrison Employment Agreement to extend its term through March 31, 2002 and to extend compensation and benefits on termination from eighteen to thirty months following a termination of employment by the Company other than for "cause" or a "material breach" (each as defined in the Harrison Employment Agreement).

      On January 15, 1998, the Company's wholly owned subsidiary, Astrotech, entered into an employment agreement with Mr. Lee (the "Lee Employment Agreement"). The Lee Employment Agreement rescinds and replaces the employment agreement between the Company and Mr. Lee entered into on December 21, 1995. The Lee Employment Agreement provides that Mr. Lee will serve as the Chairman of Astrotech and a Special Advisor to the Company's Chief Executive Officer for a term of one year, subject to automatic annual renewal for one-year terms thereafter. The Lee Employment Agreement sets forth a minimum base salary during the term of the Lee Employment Agreement ($150,000 per year), subject to increase at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Lee is also eligible to receive, at the sole discretion of the Compensation Committee, an annual performance-based bonus. Mr. Lee is entitled to participate in the employee benefit plans of the Company and is eligible for the grant of stock options, in the sole discretion of the Compensation Committee, under the Company's Stock Incentive Plan.

                  On January 15, 1998, the Company entered into an employment agreement with Mr. Rossi (the "Rossi Employment Agreement"). The Rossi Employment Agreement rescinds and replaces the employment agreement between the Company and Mr. Rossi entered into on December 21, 1995. The Rossi Employment
Agreement provides that Mr. Rossi will serve as the President and Chief Operating Officer for a term of three years, subject to automatic annual renewal for one-year terms thereafter. The Rossi Employment Agreement sets forth a minimum base salary during the term of the Rossi Employment Agreement ($210,000 per year), subject to increase at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Rossi is also eligible to receive, at the sole discretion of the Compensation Committee, an annual performance-based bonus. Mr. Rossi is entitled to participate in the employee benefit plans of the Company and is eligible for the grant of stock options, in the sole discretion of the Compensation Committee, under the Company's Stock Incentive Plan. The Rossi Employment Agreement includes provisions that are effective upon the termination of employment of Mr. Rossi under certain circumstances. In general, Mr. Rossi is entitled to continuation of his base salary and medical coverage and certain other benefits for six months following a termination of employment by the Company other than for "cause" or a "material breach" (each as defined in the Rossi Employment Agreement).

            On April 10, 1997, the Company entered into an employment  agreement with Mr.  Lounge (the  "Lounge  Employment  Agreement").  The Lounge  Employment
Agreement provides that Mr. Lounge will serve the Company as Vice President-Operations for a term of three years, subject to earlier termination as provided in the Lounge Employment Agreement. The Lounge Employment Agreement sets forth a minimum base salary during the term of the Lounge Employment Agreement ($125,000 per year), subject to increase at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Lounge is also eligible to receive, at the sole discretion of the Compensation Committee, an annual performance-based bonus. Mr. Lounge is entitled to participate in the employee benefit plans of the Company and is eligible for the grant of stock options, in the sole discretion of the Compensation Committee, under the Company's Stock Incentive Plan. The Lounge Employment Agreement includes provisions that are effective upon the termination of employment of Mr. Lounge under certain circumstances. In general, Mr. Lounge is entitled to continuation of his base salary and medical coverage and certain other benefits for six months following a termination of employment by the Company other than for "cause" or a "material breach" (each as defined in the Lounge Employment Agreement).


            The Company has entered into employment agreements (the "Vice Presidents' Employment Agreements") with Ms. Grayson and Mr. Steffey on December 21, 1995. The Vice Presidents' Employment Agreements provide that the officers will serve the Company in the respective offices listed under Executive Officers who are not Nominees, for a term of three years, subject to earlier termination as provided in the Vice Presidents' Employment Agreements. The Vice Presidents' Employment Agreements set forth the minimum base salary of each officer during the term of the Vice Presidents' Employment Agreements ($125,000 for Ms. Grayson and $125,000 for Mr. Steffey), subject to increase at the sole discretion of the Compensation Committee of the Board of Directors. Each officer is also eligible to receive, at the sole discretion of the Compensation Committee, an annual performance-based bonus. The officers are entitled to participate in the employee benefit plans of the Company and are eligible for the grant of stock options, in the sole discretion of the Compensation Committee, under the Company's Stock Incentive Plan. The Vice Presidents' Employment Agreements include provisions that are effective upon the termination of employment of the officers under certain circumstances. In general, the officers are entitled to continuation of their base salary and medical coverage and certain other benefits for six months following a termination of employment by the Company other than for "cause" or a "material breach" (each as defined in the Vice Presidents' Employment Agreements).

            The Harrison Employment Agreement, the Lee Employment Agreement, the Rossi Employment Agreement, the Lounge Employment Agreement, and the Vice Presidents' Employment Agreements include certain restrictive covenants for the benefit of the Company relating to non-disclosure by the officers of the Company's confidential business information, the Company's right to inventions and technical improvements of the officers, and noncompetition by the officers with the Company's business for a period of twelve months following termination of employment under the Harrison Employment Agreement and six months following termination of employment under the Lee Employment Agreement, the Rossi Employment Agreement, the Lounge Employment Agreement and the Vice Presidents' Employment Agreements.

Indemnification Agreements

            The Company has entered into indemnification agreements with each of its directors, Named Executive Officers and with certain other officers and senior managers. The agreements provide that the Company shall indemnify and hold harmless each indemnitee from liabilities incurred as a result of such indemnitee's status as a director, officer or employee of the Company, subject to certain limitations.

Certain Transactions

Consulting Agreements

            On August 7, 1995, the Company and CSP Associates, Inc. ("CSP") entered into a consulting agreement (the "CSP Consulting Agreement"), whereby CSP agreed to render consulting services to the Company regarding the Company's initial public offering and the operation and expansion of the Company's business. The initial duration of the CSP Consulting Agreement was from August 14, 1995 through February 14, 1996, subject to extension. As of August 18, 1997, the CSP Consulting Agreement was extended to June 30, 1998, with a value not to exceed $150,000 in the aggregate for such period. During the extended period of the CSP Consulting Agreement, CSP agreed to focus its efforts on acquisition and joint venture assistance and development. The CSP Consulting Agreement provides for a success fee and reimbursement for the actual and reasonable expenses incurred by CSP personnel in connection with the rendering of services under the CSP Consulting Agreement. Dr. Meslin, a director of the Company, is also the Managing Director of CSP. The CSP Consulting Agreement ended on June 30, 1998 and has not been renewed.

            On August 15, 1997, the Company entered into a new consulting agreement with Gordon S. Macklin (the "Macklin Consulting Agreement"), whereby Mr. Macklin agreed to render consulting services to the Company in connection with potential strategic acquisition opportunities and investor relations support for a monthly retainer fee of $2,000 and the grant of immediately exercisable options to purchase 10,000 shares of Common Stock at an exercise price per share of $10.125. The Macklin Consulting Agreement is terminable by either party thereto upon three days notice. The Macklin Consulting Agreement ended on August 15, 1998 and has not been renewed.

Compensation Committee Report on Executive Compensation

            Compensation of the Company's executives is subject to review and approval by the Compensation Committee (the "Compensation Committee") of the Company's Board of Directors. The Compensation Committee consists of two non-employee directors, James R. Thompson (Chairman) and Dr. Edward E. David, Jr., and the Chairman and Chief Executive Officer of the Company, Dr. Shelley
A. Harrison.

Compensation Philosophy

            In determining executive compensation policies, the Compensation Committee has four primary objectives:

            (1)    to attract, motivate and retain key executive talent;

            (2) to balance the flexibility to reward individuals' skills with the need to structure compensation for defined roles;

            (3) to ensure that executive compensation is competitive with that of other leading companies in related fields; and

            (4) to provide incentives to achieve corporate objectives, thereby contributing to the overall goal of enhancing stockholder value.

            The Compensation Committee's compensation policies discussed below are designed to achieve the foregoing objectives. The Compensation Committee expects to continuously review and refine the Company's compensation practices as necessary to respond to a changing business environment.

            In order to evaluate and establish appropriate compensation practices, the Company consults multiple sources of information. The Compensation Committee uses data from benchmark companies within the aerospace or similar high technology industries to assess the Company's performance and compensation operations, product lines, revenues and markets served. The Compensation Committee seeks to set its executive compensation levels competitively with the benchmark companies, to the extent such targets are consistent with the Compensation Committee's objectives. During fiscal 1998, the Company retained an independent compensation consultant to evaluate its compensation practices, and, in particular, salary and bonus levels. The Company utilized the recommendations of the compensation consultant's report in setting incentive bonus and option grant levels at the end of fiscal year 1998.

Elements of Executive Compensation.

            The Company's executive  compensation  program has three components:
(1) annual cash compensation in the form of base salary and incentive bonus payments, (2) long-term incentive compensation in the form of stock options granted under the Company's Stock Incentive Plan and (3) other compensation and employee benefits generally available to all employees of the Company, such as health insurance. Annual cash compensation is primarily designed to reward current performance. Long-term incentives and other compensation and employee benefits are primarily designed to create performance incentives over the long term for executive officers and employees.

            Base Salary. The base salary of each executive officer is set at a level deemed sufficient to attract and retain qualified executive officers. The Compensation Committee has generally determined target base salaries according to the average base salaries paid by benchmark aerospace and similar high technology companies. Aggregate base salary increases are intended to maintain compensation levels that are in line with leading companies in related fields, while individual base salary increases are set to reflect individual performance levels. The base salaries of certain executive officers are subject to minimums set forth in individual employment agreements.

            Incentive Bonuses. Annual cash bonuses are designed to provide incentives based on individual contribution to the achievement of the Company's annual business goals. Bonus payments have generally been reflective of the Company's performance in achieving revenues, profitability and other operating and corporate objectives, as well as the scope of an executive officer's responsibilities. The Compensation Committee makes a determination as to incentive bonus payments at the end of each year based on a subjective valuation of the contributions of individual executive officers to the achievement of the Company's annual business goals. The award of annual incentive bonuses is based on achieving corporate goals and the amount of individual incentive bonus payments is determined by percentage ranges established annually by the Compensation Committee.

            Long-Term Incentives. The grant of stock options is the Company's current method for providing long-term incentive compensation to its employees. The Compensation Committee believes that the use of stock options attracts and retains qualified personnel for positions of substantial responsibility and also serves to motivate its executive officers to promote the success of the Company's business and maximize stockholder value.

Compensation of Chief Executive Officer.

            The  Compensation   Committee  based  the  fiscal  year  1998  Chief
Executive Officer ("CEO") compensation on the policies described above.

            Dr. Shelley A. Harrison served as Chairman and CEO of the Company throughout the fiscal year. During fiscal 1998, Dr. Harrison received a total of $441,250 for his services. Dr. Harrison's compensation level for fiscal 1998 was deemed by the Compensation Committee to be appropriate given Dr. Harrison's qualifications and contribution to meeting the Company's objectives.

Tax Deductibility of Executive Compensation.

            Section 162(m) of the Tax Code disallows corporate deductibility for certain compensation paid in excess of $1 million to the Company's Chief Executive Officer and to each of the four other most highly paid executive officers of publicly-held companies. "Performance-based compensation," as defined in Section 162(m), is not subject to the deductibility limitation provided certain stockholder approval and other requirements are met. The Company believes that the stock options granted in fiscal 1998 and prior years satisfied the requirements of federal tax law and thus compensation recognized in connection with such awards should be fully deductible. It is the Company's intention to maximize the deductibility of compensation paid to its officers, to the extent consistent with the best interests of the Company. During fiscal 1998, the Company did not exceed the $1 million deductibility cap with respect to any officer covered by Section 162(m).

                                          COMPENSATION COMMITTEE,

                                          James R. Thompson, Chairman
                                          Dr. Edward E. David, Jr.
                                          Dr. Shelley A. Harrison


Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, the Report of the Compensation Committee and the accompanying Performance Graph shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part thereof into any such filings.

Performance Graph

            Set forth below is a line graph comparing the Company's cumulative total stockholder return on its Common Stock since December 22, 1995, the date the Common Stock began trading on the Nasdaq National Market (as measured by dividing the difference between the Company's share price at the beginning and the end of the measurement period by the share price at the beginning of the measurement period) with (i) the cumulative total return of the Nasdaq Stock Market Index of U.S. Companies and (ii) the cumulative total return of the Dow Jones Aerospace/Defense Index.


                     Comparison of Cumulative Total Return*

                                 [GRAPH OMITTED]


                        SPACEHAB, Inc.     NASDAQ        Dow Jones
                                        U.S. Company Aerospace/Defense
                                           Index           Index
               12/22/95     $100.00       $100.00         $100.00
               6/30/96      $91.70        $113.80         $113.50
               6/30/97      $80.70        $138.40         $138.70
               6/30/98      $96.39        $182.54         $145.55


--------
* Assumes that the value of an investment in the Company's Common Stock, the Nasdaq Stock Market Index of U.S. Companies and the Dow Jones Aerospace/Defense Index was $100 on December 22, 1995 and that all dividends were reinvested.

                                  OTHER MATTERS

      The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Proxy Solicitation Expense

            The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or facsimile. The Company has retained American Stock Transfer & Trust Company to request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on in the Annual Meeting.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms they file.

            The Company believes that during fiscal year 1998, all Section 16(a) filing requirements were satisfied on a timely basis, except for one late Form 4 filed by Mr. Robert Citron . The Company believes that the late filing noted above was inadvertent.

Deadline  for  Submission  of  Stockholder  Proposals  for Next Year's  Annual
Meeting

            The proxy rules adopted by the SEC provide that certain stockholder proposals must be included in the proxy statement for the Company's Annual Meeting. For a proposal to be considered for inclusion in the Company's proxy materials for the Company's 1999 Annual Meeting of Stockholders, it must be received in writing by the Company on or before May 25, 1999 at its principal office, 1595 Spring Hill Road, Suite 360, Vienna, Virginia 22182, Attention:
Secretary.

            The Company's Annual Report to Stockholders, including the Company's audited financial statements for the year ended June 30, 1998, is being mailed herewith to all stockholders of record on the Record Date.


                                    By Order of the Board of Directors,

                                    /s/ William S. Dawson

                                    William S. Dawson
                                    Corporate Secretary
Vienna, Virginia
September 23, 1998

      Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE and RETURN THE ENCLOSED PROXY CARD in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

                             SPACEHAB, INCORPORATED
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P               ANNUAL MEETING OF STOCKHOLDERS - OCTOBER 20, 1998

R The undersigned hereby appoints Dr. Shelley A. Harrison and William S. Dawson, and each of them, as proxies of the undersigned, each with full
O power to act without the other and with full power of substitution and re-substitution, to vote all the shares of Common Stock of SPACEHAB,
X Incorporated that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on October 20, 1998, at 10:00 a.m. (local time),
Y and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present, as follows:
    The Board of Directors recommends a vote FOR the following items:

    (1) To elect to the Board of Directors the following nominees for the term indicated in the Proxy Statement.

        FOR all nominees listed below (except as marked to the contrary
                                        below).               |_|

           WITHHOLD AUTHORITY to vote for all nominees listed below.   |_|

      Dr. Shelley A. Harrison    Hironori Aihara       Robert A. Citron
      Dr. Edward E. David, Jr.   Dr. Shi H. Huang      Chester M. Lee
      Gordon S. Macklin          Dr. Brad M. Meslin    Dr. Udo Pollvogt
      Alvin L. Reeser            James R. Thompson     Giuseppe Viriglio

        INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.



    (2) Ratification of the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent public accountants for fiscal 1999.

                              |_|  FOR  |_|  AGAINST         |_|  ABSTAIN




    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is hereby acknowledged.

         IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN ITEM 1 AND FOR PROPOSAL 2.

                                             Dated......................, 1998
 .............................................................................
 ..............................................................................

                                             Sign   exactly   as  name   appears
                                             hereon.    When    signing   in   a
                                             representative   capacity,   please
                                             give full title.  Joint  owners (if
                                             any) should each sign.


            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS